SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 30, 1998

                             PACIFIC CAPITAL BANCORP
             (Exact name of registrant as specified in its charter)



        California                 0-11113               95-3673456
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    (State or other            (Commission File       (I.R.S. Employer
     Jurisdiction of                Number)            Identification
      Incorporation)                                       Number)


                               1021 Anacapa Street
                         Santa Barbara, California 93101
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                    (Address of principal executive offices)





                                 (805) 564-6298
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              (Registrant's telephone number, including area code)





                              Santa Barbara Bancorp
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          (Former name or former address, if changed since last report)

Item 2.   Acquisition or Disposition of Assets.

On December 30, 1998, Santa Barbara Bancorp, a California corporation, completed its merger (the "Merger") with Pacific Capital Bancorp, a California corporation, pursuant to an Agreement and Plan of Reorganization, dated July 20, 1998 (the "Agreement"), by and between Santa Barbara Bancorp and Pacific Capital Bancorp. Santa Barbara Bancorp was the surviving corporate entity in the Merger and, in connection with the Merger, changed its name to "Pacific Capital Bancorp" (the surviving corporation is referred to herein as the "Company").

As a result of the Merger, and in accordance with the terms of the Agreement, each share of common stock of the former Pacific Capital Bancorp, no par value per share, outstanding on the effective date of the Merger was converted into the right to receive 1.935 shares of common stock, no par value per share (the "Company Common Stock"), of the Company, with cash in lieu of fractional shares. Approximately 8,756,668 shares of Company Common Stock will be issued to the prior shareholders of Pacific Capital Bancorp as consideration in the Merger. In addition, pursuant to the terms of the Agreement, all outstanding and unexercised options (the "Pacific Stock Options") to purchase shares of common stock of Pacific Capital Bancorp granted under various stock option plans maintained by Pacific Capital Bancorp were assumed by the Company and were converted automatically on the effective date of the Merger into stock options to purchase shares of Company Common Stock. At the effective date of the Merger, the Stock Options were converted into stock options to purchase 550,139 shares of Company Common Stock.

The principles followed in fixing the exchange ratio in the Merger were based on negotiations between the parties. The Merger was accounted for as a "pooling of interests" under generally accepted accounting principles. A copy of the Company's press release announcing the consummation of the Merger and name change is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.   Other Events.

Matters related to the Merger:

Name Change: On December 30, 1998, Santa Barbara Bancorp and Pacific Capital Bancorp announced the completion of their merger (the "Merger"). As a result of the Merger, the name of Santa Barbara Bancorp, the surviving corporation in the Merger, was changed to "Pacific Capital Bancorp" (defined herein as the "Company"). The shareholders of both corporations approved the Merger, including the name change, at separate special meetings of shareholders, each held on December 15, 1998.


Although the name of Santa Barbara Bancorp has changed to Pacific Capital Bancorp, the common stock, no par value per share (the "Company Common Stock"), of the Company will continue to trade on the NASDAQ National Market under the symbol "SABB." As a result of the name change, the CUSIP number with respect to the Company Common Stock has changed to 69404P-10-1.

Officers and Directors of the Company: The executive officers of Santa Barbara Bancorp continue to serve as the executive officers of the Company. In addition, each of D. Vernon Horton (Chairman of the Board and Chief Executive Officer of Pacific Capital Bancorp) and Clayton C. Larson (President and Chief Administrative Officer of Pacific Capital Bancorp) were each appointed as Vice Chairmen of the Company upon completion of the Merger.

As a result of the Merger, the board of directors of the Company was expanded to include representation of directors from each of Santa Barbara Bancorp and Pacific Capital Bancorp. The board of directors of the Company includes all of the current members of the board of directors of Santa Barbara Bancorp and four directors who served as directors of the former Pacific Capital Bancorp. These individuals are: Clayton C. Larson, D. Vernon Horton, Roger C. Knopf and William
H. Pope.

Subsidiaries of the Company: As a result of the Merger, the subsidiaries of the Company now include, Santa Barbara Bank & Trust, First National Bank of Central California (including its affiliate, South Valley National Bank), Sanbarco Mortgage Company and Pacific Capital Services Corporation.

Item 7.   Financial Statements and Exhibits.

(a)     Financial Statements of Business Acquired
(b)     Pro Forma Financial Information

The financial statements of the business acquired and pro forma financial information otherwise required by this Item 7 are not included because they are substantially the same as the financial information included in the Company's registration Statement on Form S-4 (Registration No. 333-64093) filed in relation to the Merger previously discussed in response to Item 2.

(c)     Exhibits:

2.1 Agreement and Plan of Reorganization, dated July 20, 1998, by and between Santa Barbara Bancorp and Pacific Capital Bancorp (Incorporated by reference to Exhibit No. (2)(a) to Registration Statement on Form S-4
       (Registration No. 333-64093)).

2.2 Agreement and Plan of Merger, dated July 29, 1998, by and between Santa Barbara Bancorp and Pacific Capital Bancorp (Incorporated by reference to Exhibit (2)(b) to Registration Statement on Form S-4 (Registration No. 333-64093)).

99.1 Press release, dated December 30, 1998, titled "Merger of Santa Barbara Bancorp and Pacific Capital Bancorp Completed."

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                PACIFIC CAPITAL BANCORP
                                                (f/k/a Santa Barbara Bancorp)
                                                (Registrant)


Date: January 13, 1999                          By:
                                                Name:   Donald Lafler
                                                Title:  Chief Financial Officer

                                  Exhibit 99.1


                   MERGER OF SANTA BARBARA BANCORP AND PACIFIC
                            CAPITAL BANCORP COMPLETED

Wednesday, December 30, 1998 08:29 p.m.

SANTA BARBARA, Calif. -- (BUSINESS WIRE) -- Dec. 30, 1998 --

Summary

Santa Barbara Bancorp (Nasdaq: SABB) and Pacific Capital Bancorp of Salinas, Calif. (Nasdaq: PABN), Wednesday announced the completion of their merger.

Santa Barbara Bancorp is the surviving company in the Merger, and as a result of the Merger, assumed the name Pacific Capital Bancorp, a name that more accurately reflects the geographic reach of the company's subsidiary community banks. Shares of the new Pacific Capital Bancorp will trade on the Nasdaq National Market System under the symbol SABB beginning Dec. 31, 1998.

Detail

This Merger of equals between these two community bank holding companies located on the Central Coast of California was announced July 20, 1998. The resulting company will be the parent company for Santa Barbara Bank & Trust in Santa Barbara and Ventura counties, First National Bank of Central California in Monterey and Santa Cruz counties, and its affiliate, South Valley National Bank in Santa Clara and San Benito counties.

After each of the old Pacific Capital Bancorp shareholders exchange their existing shares for 1.935 shares of the new company, approximately 24.14 million shares of the new Pacific Capital Bancorp will be outstanding. At the current share price, the market value of the shares of the new company currently is expected to be about $600 million.

According to David W. Spainhour, president and chief executive officer of the new Pacific Capital Bancorp, the combination of these two award-winning community bank holding companies represents an exceptional opportunity for customers and shareholders.

Spainhour stated: "The increased financial strength and efficiency of the combined operations and the ability to provide additional products and services will make this new company the premier community bank franchise for California."

"This Merger is an example of how community banks can partner together, enhancing their ability to compete with the financial service giants while remaining committed to the values of local community banking," Spainhour added.


The 1998 Annual Report for the new Pacific Capital Bancorp will be presented on a combined basis. Because the transaction is being accounted for as a pooling of interests, the financial condition and results of operations for prior periods for the two companies will be restated to reflect the Merger as if it had occurred prior to the earliest data presented.

The first quarterly cash dividend of the new Pacific Capital Bancorp of 18 cents per share will be payable Feb. 16, 1999, to shareholders of record Jan. 26, 1999.


Contact:        Santa Barbara Bancorp, Santa Barbara
                David W. Spainhour,  805/564-6345
                William S. "Tom" Thomas, Jr., 805/564-6216